Exhibit 99.1
MEDTOX Scientific, Inc.
402 West County Road D
St. Paul, MN 55112
Contact: Janine Rivera (877) 715-7236

MEDTOX Announces Record Date and Meeting Date for Special
Meeting of Stockholders in Connection with LabCorp Merger Agreement

ST. PAUL, Minn., June 28, 2012 — MEDTOX Scientific, Inc. (NASDAQ: MTOX), announced in its definitive proxy statement on Schedule 14A that it has established a record date and a meeting date for a special meeting of its stockholders to consider and vote upon a proposal to adopt the previously announced merger agreement, dated as of June 3, 2012, providing for the acquisition of MEDTOX by Laboratory Corporation of America Holdings, or LabCorp, and other related matters.

MEDTOX stockholders of record at the close of business on Wednesday, June 27, 2012, will be entitled to notice of the special meeting and to vote at the special meeting. The special meeting will be held on Tuesday, July 31, 2012, at 8 a.m., central time, at the Company's headquarters, 402 West County Road D, St. Paul, Minnesota.

About MEDTOX®

MEDTOX® Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory testing services and on-site/point-of-collection testing (POCT) devices. The Company also supports customers with complete logistics, data and program management services. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs-of-abuse and therapeutic drugs, and provides employment drug screening and occupational health testing. For more information see www.medtox.com.

About LabCorp®

Laboratory Corporation of America® Holdings, an S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing.  With annual revenues of $5.5 billion in 2011, over 31,000 employees worldwide, and more than 220,000 clients, LabCorp offers more than 4,000 tests ranging from routine blood analyses to reproductive genetics to companion diagnostics.  LabCorp furthers its scientific expertise and innovative clinical testing technology through its LabCorp Specialty Testing Group:  The Center for Molecular Biology and Pathology, National Genetics Institute, ViroMed Laboratories, Inc., The Center for Esoteric Testing, Litholink Corporation, Integrated Genetics, Integrated Oncology, DIANON Systems, Inc., Monogram Biosciences, Inc., Colorado Coagulation, and Endocrine Sciences.  LabCorp conducts clinical trials testing through its LabCorp Clinical Trials division.  LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about LabCorp, visit www.labcorp.com.

Forward Looking Statements

Investors are cautioned that statements in this press release that are not strictly historical statements, constitute forward-looking statements.  These statements are based on current expectations, forecasts and assumptions of MEDTOX that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements.  These risks and uncertainties include, among others, the risk that MEDTOX stockholder or regulatory approval may not be obtained; the transaction may not close within the expected timeframe or at all; the transaction may not achieve the anticipated strategic benefits; customers, suppliers, employees or strategic partners may have adverse reactions to the proposed transaction; and the integration of MEDTOX into LabCorp’s business subsequent to the closing of the transaction may not be successful; as well as other factors detailed in MEDTOX’s and LabCorp’s filings with the SEC, including MEDTOX’S Annual Report on Form 10-K for the year ended December 31, 2011, and subsequent SEC filings, and LabCorp’s Annual Report on Form 10-K for the year ended December 31, 2011, and subsequent SEC filings.

Additional Information and Where to Find It

On June 27, 2012, MEDTOX filed with the SEC a definitive proxy statement in connection with the proposed transaction with LabCorp. The definitive proxy statement will be sent or given to the MEDTOX stockholders of record. The definitive proxy statement contains important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY. The definitive proxy statement and other relevant materials, and any other documents filed by MEDTOX with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, these documents can also be obtained by investors and stockholders free of charge from MEDTOX upon written request to MEDTOX Scientific, Inc., Attention: Investor Relations, 402 West County Road D., St. Paul, MN 55112.

Interests of Participants

MEDTOX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from MEDTOX stockholders in connection with the proposed transaction. Information about MEDTOX’s directors and executive officers is set forth in its proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2012, and its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed on March 8, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at MEDTOX Scientific, Inc,  Attn: Investor Relations, 402 West County Road D, St. Paul, MN  55112, or by going to the Company’s Investors page on its corporate website at www.medtox.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the definitive proxy statement that MEDTOX has filed with the SEC.